SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007 (July 20, 2007)

CHYRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-9014	11-2117385
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hub Drive

Melville, New York

11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act

        (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CFR 240.13e-4(c))

Item 5.05.     Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of
                     the Code of Ethics.

On July 20, 2007, the Board of Directors (the "Board") of Chyron Corporation (the "Company") approved a new Code of Business Conduct and Ethics (the "Code") in order to meet a listing requirement of The American Stock Exchange LLC ("Amex"). This Code applies to all officers, employees and directors and supplements the Company's Code of Ethics for Senior Financial Officers that the Company adopted in March 2004. The Code is attached hereto as Exhibit 99.1.

Item 8.01.     Other Events.

On July 20, 2007, the Company's Audit Committee approved a revision to the Company's Charter of the Audit Committee of the Board of Directors (the "Audit Charter"), was revised to comply with the requirements of Amex, on which it seeks a listing as previously announced. The revised Audit Charter is attached hereto as Exhibit 99.2.

On July 20, 2007, the Board approved a new Charter for the Corporate Governance and Nominating Committee of the Board (the "Nominating Charter") in order to meet a listing requirement of Amex. The Nominating Charter is attached hereto as Exhibit 99.3.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Code of Business Conduct and Ethics.
99.2	Charter of the Audit Committee of the Board of Directors.
99.3	Charter for the Corporate Governance and Nominating Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2007

CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Code of Business Conduct and Ethics.
99.2	Charter of the Audit Committee of the Board of Directors.
99.3	Charter for the Corporate Governance and Nominating Committee.